EXHIBIT 5.1


                  OPINION OF WHITEFORD, TAYLOR & PRESTON L.L.P.


                          (Contains Consent of Counsel)



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                           WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.
                             Seven Saint Paul Street
                            Baltimore, MD 21202-1626

                                  410 347-8700
                                FAX 410 347-9414
                                 www.wtplaw.com


                                  July 17, 2001


Board of Directors
Essex Corporation
9150 Guilford Road
Columbia, MD 21046

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Essex Corporation, a Virginia corporation (the "Corporation"), in connection with the filing of the Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers the distribution of up to 300,000 shares of common stock of the Corporation, no par value per share ("Common Stock"), reserved for issuance to eligible employees of the Corporation pursuant to the Essex Corporation 2001 Stock Option and Stock Appreciation Rights Plan (the "Plan"), together with an indeterminate number of participation interests in the Plan options. In that capacity, we have reviewed the Articles of Incorporation and By-Laws of the Corporation, both as amended to date, the Registration Statement, the Plan, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plan and amendments thereto and the issuance of the Common Stock under the Plan and such other instruments as we have deemed necessary for the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that both the Common Stock and related securities to be offered directly or under the Plan have been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.


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Essex Corporation
July 19, 2001
Page 2


         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                   Very truly yours,

                                   /s/ Whiteford, Taylor & Preston L.L.P.

                                   Whiteford, Taylor & Preston L.L.P.